Exhibit 10.14

(Multicurrency-Cross Border)

International Swap Dealers Association, Inc.

MASTER AGREEMENT

dated as of August 26, 2014

U.S. Bank National Association (“Party A”) and O.com Land, LLC (“Party B”) have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:

1.                                      Interpretation

(a)                                 Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b)                                 Inconsistency.  In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail.  In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c)                                  Single Agreement.  All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2.                                      Obligations

(a)                                 General Conditions.

(i)  Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii)  Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency.  Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii)  Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

Copyright ©1992 by International Swap Dealers Association, Inc.

(b)                                 Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)                                  Netting. If on any date amounts would otherwise be payable:

(i)   in the same currency; and

(ii)  in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction.  The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date).  This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)                                 Deduction or Withholding for Tax.

(i)                                     Gross-Up.  All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect.  If a party is so required to deduct or withhold, then that party (“X”) will:

(1)   promptly notify the other party (“Y”) of such requirement;

(2)   pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3)  promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4)   if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount which Y would have received had no such deduction or withholding been required.  However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:-

(A)  the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

(B)  the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

(ii)                                  Liability.  If:

(1)   X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2)   X does not so deduct or withhold; and

(3)   a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e)                                  Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate.  Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.  If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.                                      Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:

(a)                                 Basic Representations.

(i)  Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii)  Powers.  It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorize such execution, delivery and performance;

(iii)  No Violation or Conflict.  Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv)   Consents.  All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v)  Obligations Binding.  Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b)                                 Absence of Certain Events.  No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c)                                  Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d)                                 Accuracy of Specified Information.  All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e)                                  Payer Tax Representation.  Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f)                                   Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.       Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:

(a)                                 Furnish Specified Information.  It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:

(i)   any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii)   any other documents specified in the Schedule or any Confirmation; and

(iii)   upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b)                                 Maintain Authorisations.  It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c)                                  Comply with Laws.  It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d)                                 Tax Agreement.  It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e)                                  Payment of Stamp Tax.  Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.                                      Events of Default and Termination Events

(a)                                 Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default’) with respect to such party:

(i)                                     Failure to Pay or Deliver.  Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii)                                  Breach of Agreement.  Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii)                               Credit Support Default.

(1)   Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2)   the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3)   the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

(iv)                              Misrepresentation.  A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v)                                 Default under Specified Transaction.  The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or to act on its behalf;

(vi)                              Cross Default.  If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments,  before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii)                           Bankruptcy.  The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:

(1)   is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all of its assets; (7) has a secured party take possession of all or substantially all of its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii)                        Merger Without Assumption.  The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all of its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:

(1)   the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2)   the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b)                                 Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:

(i)   Illegality.  Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):

(1)   to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2)   to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(ii)   Tax Event.  Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iii)   Tax Event Upon Merger.  The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all of its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv)   Credit Event Upon Merger.  If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all of its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

(v)  Additional Termination Event.  If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c)                                  Event of Default and Illegality.  If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.                                      Early Termination

(a)                                 Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions.  If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)                                 Right to Terminate Following Termination Event.

(i)   Notice.  If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected

Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii)   Transfer to Avoid Termination Event.  If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii)   Two Affected Parties.  If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

(iv)                              Right to Terminate. If:

(1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(2)   an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)                                  Effect of Designation.

(i)  If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii)   Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement.  The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)                                 Calculations.

(i)   Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid.  In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii)   Payment Date.  An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event).  Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate.  Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e)                                  Payments on Early Termination.  If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”.  If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply.  The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i)   Events of Default.  If the Early Termination Date results from an Event of Default:

(1)   First Method and Market Quotation.  If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

(2)   First Method and Loss.  If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.

(3)   Second Method and Market Quotation.  If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.  If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(4)   Second Method and Loss.  If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement.  If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii)   Termination Events.  If the Early Termination Date results from a Termination Event:

(1)   One Affected Party.  If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(2)      Two Affected Parties.  If there are two Affected Parties:-

(A)   if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amount, owing to Y; and

(B)   if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii)   Adjustment for Bankruptcy.  In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv)   Pre-Estimate.  The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty.  Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.      Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:

(a)                                 a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all of its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b)                                 a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.                                      Contractual Currency

(a)                                 Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”).  To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement.  If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall.  If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b)                                 Judgments.  To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party.  The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c)                                  Separate Indemnities.  To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d)                                 Evidence of Loss.  For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.                                      Miscellaneous

(a)                                 Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b)                                 Amendments.  No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c)                                  Survival of Obligations.  Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d)                                 Remedies Cumulative.  Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)                                  Counterparts and Confirmations.

(i)   This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii)   The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise).  A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement.  The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f)                                   No Waiver of Rights.  A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g)                                  Headings.  The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.                               Offices; Multibranch Parties

(a)                                 If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office.  This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b)                                 Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c)                                  If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.                               Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.                               Notices

(a)                                 Effectiveness.  Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:

(i)   if in writing and delivered in person or by courier, on the date it is delivered;

(ii)   if sent by telex, on the date the recipient’s answerback is received;

(iii)   if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv)   if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v)   if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following a day that is a Local Business Day.

(b)                                 Change of Addresses.  Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.                               Governing Law and Jurisdiction

(a)                                 Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b)                                 Jurisdiction.   With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:

(i)   submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

(ii)   waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c)                                  Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings.  If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party.  The parties irrevocably consent to service of process given in the manner provided for notices in Section 12.  Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d)                                 Waiver of Immunities.  Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.                               Definitions

As used in this Agreement:

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person.  For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Applicable Rate” means:

(a)   in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b)    in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c)   in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)   in all other cases, the Termination Rate.

“Burdened Party” has the meaning specified in Section 5(b).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

“consent” includes a consent, approval, action, authorization, exemption, notice, filing, registration or exchange control consent.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

“Defaulting Party” has the meaning specified in Section 6(a).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Illegality” has the meaning specified in Section 5(b).

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them).  Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent)

on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies.  Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11.  A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable.  A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers.  Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date.  For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.  The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree.  The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date.  The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other.  If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values.  If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations.  For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded.  If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party’s head or home office.

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of:

(a)                                 the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b)                                 such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

“Specified Entity” has the meaning specified in the Schedule.

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant Confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).

“Termination Currency” has the meaning specified in the Schedule.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date.  The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate.  Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed.  The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

U.S. BANK NATIONAL ASSOCIATION		O.COM LAND, LLC

By:	/s/Jonathan M. York	By:	/s/Carter Lee
Name:	Jonathan M. York	Name:	Carter Lee
Title:	Senior Vice President	Title:	Manager
Date:		Date:

(Multicurrency-Cross Border)

International Swap Dealers Association, Inc.

SCHEDULE to the MASTER AGREEMENT

dated as of August 26, 2014

between

U.S. BANK NATIONAL ASSOCIATION (“Party A”)

and

O.COM LAND, LLC (“Party B”)

Part 1. Termination Provisions.

(a)                                 “Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v),    none;

Section 5(a)(vi),   none;

Section 5(a)(vii),  none;

Section 5(b)(iv),   none;

and in relation to Party B for the purpose of:

Section 5(a)(v), Overstock.com, Inc., and any Guarantor;

Section 5(a)(vi), Overstock.com, Inc., and any Guarantor;

Section 5(a)(vii), Overstock.com, Inc., and any Guarantor; and

Section 5(b)(iv),  Overstock.com, Inc., and any Guarantor.

(b)                                 “Specified Transaction” will have the meaning specified in Section 14 of this Agreement.

(c)                                  The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and will apply to Party B.  If such provisions apply:

“Specified Indebtedness” will have the meaning specified in Section 14 of this Agreement, except that, with respect to Party A, such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business.

“Threshold Amount” means, in relation to Party A an amount equal to 3.0% of the stockholders’ equity of U.S. Bancorp, and in relation to Party B an amount equal to

($0.00) with respect to Indebtedness under the Credit Agreement and $5,000,000.00 with respect to any other Indebtedness.

(d)                                 The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will apply to Party A and Party B; provided, however, that the phrase “materially weaker” means that the actual or implied credit rating of (A) the senior long-term debt of the resulting, surviving or transferee entity is rated less than BBB- by Standard & Poor’s Corporation or Baa3 by Moody’s Investors Service Inc., or (B) in the event that there are no such Standard & Poor’s Corporation or Moody’s Investors Service, Inc. ratings, the Policies (as defined below) in effect at the time, of the party which is not the Affected Party, would lead such non-Affected Party, solely as a result of a change in the nature, character, identity or condition of the Affected Party from its state (as a party to this Agreement) prior to such consolidation, amalgamation, merger or transfer, to decline to make an extension of credit to, or enter into a Transaction with, the resulting, surviving or transferee entity. “Policies”, for the purposes of this definition means: (x)(i) internal credit limits applicable to individual entities or (ii) other limits on doing business with entities domiciled or doing business in certain jurisdictions or engaging in certain activities, or (y) internal restrictions on doing business with entities with whom the party which is not the Affected Party has had prior adverse business relations.

In addition, Section 5(b)(iv) is hereby amended by:

(i)                                    deleting in the fourth line thereof the words “another entity” and replacing them with the words “or receives all or substantially all of the assets of another entity or reorganizes, incorporates, reincorporates, or reconstitutes into or as, another entity or X, such Credit Support Provider, or such Specified Entity, as the case may be, effects a recapitalization, liquidating dividend, leveraged buy-out, other similar highly-leveraged transaction, redemption of indebtedness, or stock buy-back or similar call on equity or enters into any agreement providing for the foregoing.”

(ii)                                deleting in the fifth line thereof the words “the resulting, surviving or transferee” and replacing them with the words “X or any resulting, surviving, transferee, reorganized, or recapitalized”, and

(iii)                            deleting in the seventh line thereof the words “its successor or transferee” and replacing them with the words “ any resulting, surviving, transferee, reorganized, or recapitalized entity.”

(e)                                  The “Automatic Early Termination” provision of Section 6(a) will not apply to either party.

(f)                                   Payments on Early Termination.  For the purpose of Section 6(e) of this Agreement:

(i)                                     Market Quotation will apply.

(ii)                                  The Second Method will apply.

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(g)                                  “Termination Currency” means United States Dollars.

(h)                                 Additional Termination Event will not apply to Party A.  As to Party B, an Additional Termination Event shall occur upon:                (i) the payment in full of all loans, advances, indebtedness and other obligations of Party B under the Credit Agreement; (ii) the termination, cancellation or expiration of all commitments (including revolving loan commitments and letters of credit) under the Credit Agreement, whether as the result of the repayment, discharge, acceleration or satisfaction of such commitments, or otherwise; or (iii) if at any time Party B’s obligations to Party A under this Agreement do not rank at least pari passu in security and right of payment and upon liquidation with Party B’s obligations to the lenders under the Credit Agreement; subject, in each case, to the order of repayment of principal, interest, termination payments, and other amounts as set forth in the Credit Agreement. For the purpose of the foregoing Termination Events, the sole Affected Party shall be Party B and all Transactions shall be Affected Transactions.

Part 2.          Tax Representations.   Not applicable to either party.

Part 3.          Agreement to Deliver Documents.   For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver to the other party, (i) as soon as reasonably practicable after receiving written request for same, any form or document reasonably requested by the other party which is required to enable such other party to make payments hereunder without deduction or withholding for or on account of Taxes or with such withholding or deduction at a reduced rate and (ii) the following documents, as applicable:

Party Required To Deliver Document	Form/Document/ Certificate	Date By Which To Be Delivered	Covered By Section 3(d) Representation
Each Party

A secretary’s certificate and resolutions or other authority documentation, in either case, which (x) authorizes the party to enter into transactions under this Agreement, and any Annexes and (y) is reasonably satisfactory in form and substance to the other party.

		Upon execution and delivery of this Agreement	Yes
Each Party	Certificate of authority and	Upon execution and delivery of this	Yes

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	specimen signatures of individuals executing this Agreement and Confirmations	Agreement and thereafter, upon request of the other Party
Party B	A copy of each financial statement and report required to be delivered by Party B to any Lender (as defined in the Credit Agreement) after the date hereof.

At the time required pursuant to the Credit Agreement (provided that delivery by Party B of any such financial statement or report to the Administrative Agent, shall constitute delivery to Party A for so long as Party A or an Affiliate of Party A is a Lender thereunder) and any delay in such delivery shall not constitute a breach of this Agreement under Section 5(a) (ii).

Yes

Part 4. Miscellaneous.

(a)                                 Addresses for Notices.  For the purpose of Section 12 (a) of this Agreement:

Any notice shall be delivered to the address or facsimile or telex number specified in the relevant Confirmation of a Transaction.  For purposes of Sections 5 and 6 of this Agreement, any notice shall also be delivered to the following address:

Address for notice or communications to Party A:

Address:	U.S. Bank National Association
Attention: Derivative Operations
190 South LaSalle Street, 9th Floor
Mail Location: MK-IL-SL9M
Chicago, Illinois 60603
(312) 332-7644 Telephone
(855) 203-9959 Fax Within US & Canada
(651) 312-2416 Fax Outside US & Canada
derivatives.documents@usbank.com

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Address for notice or communications to Party B:

Address:	O.com Land, LLC
6350 S 3000 E
Salt Lake City, Utah 84121
Attention: Carter Lee, as Manager
(801) 947-4375 Telephone
rhughes@overstock.com

(b)                                 Process Agent.  For the purpose of Section 13 (c) of this Agreement:

Party A appoints as its Process Agent:  Not Applicable.

Party B appoints as its Process Agent:  Not Applicable.

(c)                                  Offices.  The provisions of Section 10(a) will not apply to this Agreement.

(d)                                 Multibranch Party.  For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)                                  Calculation Agent.  The Calculation Agent is Party A, unless otherwise specified in a Confirmation in relation to the relevant Transaction, or unless an Event of Default in respect of Party A has occurred and is then continuing in which case the Calculation Agent shall be a recognized dealer designated in good faith by Party B to be the Calculation Agent. The failure of Party A to perform its obligations as Calculation Agent hereunder shall not constitute an Event of Default or Termination Event.

(f)                                   Credit Support Document. Credit Support Document is not applicable to Party A.  Credit Support Document is applicable to Party B, and means the Credit Agreement and all Security Documents (as defined therein).  Additionally, the Credit Support Document also means the Credit Support Annex attached hereto. However, the Credit Support Annex shall only apply up until the time that the Credit Agreement is effective and all Collateral (as defined therein) secures all Transactions.

Notwithstanding anything to the contrary herein or in any Credit Support Document, no third party that does not qualify as an “Eligible Contract Participant” (as defined in 7 U.S.C. § 1a(18), as amended, of the Commodity Exchange Act), or who is not otherwise permitted to enter into or guaranty a Transaction under any regulations or regulatory guidance promulgated under the Commodity Exchange Act, at the time any Transaction with Party A is entered into or modified, shall be a guarantor of, or deemed a party to, any Transaction under this Agreement or under any Credit Support Document. Such exclusion shall have no effect on any other obligations of any such person under this Agreement or under any Credit Support Document.  In furtherance, and not in limitation, of the foregoing, the U.S. Bank Ineligible Guarantor Exclusionary Terms and Conditions dated as of May 15, 2013 are hereby incorporated into this Agreement in their

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entirety.  By entering into this Agreement and each Credit Support Document, Party A, Party B and each Credit Support Provider acknowledge receipt thereof.

(g)                                  Credit Support Provider. Credit Support Provider is not applicable in relation to Party A.  Credit Support Provider is applicable to Party B and means Overstock.com, Inc., and each Guarantor.

(h)                                 Governing Law.  This Agreement will be governed by and construed in accordance with the law of the State of New York (without reference to choice of law doctrine).

(i)                                     Jurisdiction.  Section 13(b)(i) is hereby amended in its entirety to read as follows:  “submits to the exclusive jurisdiction of the courts of the State of Utah and the United States District Court for the District of Utah.  Nothing in this Agreement shall limit the right of any party to bring one or more actions, suits, provisional remedies or other proceedings in any court of competent jurisdiction to enforce any judgment obtained in the Proceedings referred to above.”

(j)                                    Netting of Payments.  Subparagraph (ii) of Section 2(c) of this Agreement will apply to the following Transactions or groups of Transactions (in each case starting from the date of this Agreement):  all Transactions.

(k)                                 “Affiliate” will have the meaning specified in Section 14 of this Agreement.

Part 5. Other Provisions.

(a)                                 2000 ISDA Definitions.  Unless otherwise specified in a Confirmation, this Agreement incorporates, and is subject to and governed by, the 2006 ISDA Definitions as amended supplemented, updated, and restated from time to time, and each as published by the International Swaps and Derivatives Association, Inc. (formerly known as the International Swap Dealers Association, Inc.) collective, the “Definitions).   In the event of any inconsistency between the provisions of any Confirmation and this Agreement or the 2006 Definitions, such Confirmation will prevail for the purpose of the relevant Transaction.

(b)                                 Additional Representations and Warranties.  The specified party represents and warrants to the other party (which representations and warranties will be deemed to be repeated on each date on which a Transaction is entered into) as follows:

(i)                                     In the case of Party A, Party A is a national banking association duly organized under the federal laws of the United States of America.

(ii)                                  In the case of Party A, it is an “eligible contract participant” as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended.

(iii)                               In the case of Party B, each Party B is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

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(iv)                              In the case of each party, such party is entering into this Agreement and each Transaction for its own account as principal (and not as agent or in any other capacity, fiduciary or otherwise).

(v)                                 In the case of Party B:

(A)                               It is an “eligible contract participant” as such term is defined in Section 1a (18) of the Commodity Exchange Act, as amended.

(B)                               It is entering into this Agreement, including all Transactions hereunder, in connection with a line of its business or the financing of its business, for non-speculative purposes and for purposes of hedging or managing risks related to its assets or liabilities.

(C)                               With respect to any Transaction that constitutes, or that has the economic effect of, a commodity option, the party which is the offeree of such option represents and warrants as to itself that it is a producer, processor or commercial user of, or a merchant handling, the commodity which is the subject of such Transaction (or by-products of such commodity), and that it is entering into such Transaction solely for purposes related to its business as such.

(vi)                              In the case of Party B: it intends and acknowledges that this Agreement, including all Transactions hereunder, shall constitute a “swap agreement” as defined in `11 U.S.C. §101(53B) as in effect on the date of this Agreement (or any successor provision of similar import).

(vii)                           In the case of Party A:  (1) it intends and acknowledges that this Agreement, including all Transactions hereunder, shall constitute a “qualified financial contract” and a “swap agreement,” as those terms are defined in 12 U.S.C. §1821(c)(8)(D) as in effect on the date of this Agreement (or any successor provision of similar import), (2) without limiting the generality of Section 3(a)(i), Party A, by corporate action, is authorized under applicable non-insolvency law to enter into and perform its obligations under this Agreement, each Credit Support Document (if any) to which it is party and each Transaction hereunder, (3) it will, at all times during the term of this Agreement, maintain as part of its official books and records a copy of this Agreement (including all Confirmations from time to time and all other supplements hereto and documents incorporated by reference herein) and each Credit Support Document (if any) to which it is party, and evidence of its authorization of the foregoing, and (4) this Agreement, each Confirmation, each Credit Support Document (if any) to which it is party, and any other documentation relating to this Agreement to which it is a party or that it is required to deliver will be executed and delivered by an officer of Party A.

(c)                                  Exchange of Confirmations.  For each Transaction entered into hereunder, Party A shall promptly send to Party B a Confirmation, via telex or facsimile transmission. Party B agrees to respond to such Confirmation within two (2) Local Business Days, either confirming

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agreement thereto or requesting a correction of any error(s) contained therein. If any disputes shall arise as to whether an error exists in such Confirmation, the parties shall resolve the dispute in good faith. Failure by Party B to respond within such period shall not affect the validity or enforceability of such Transaction and shall be deemed to be an affirmation of the terms contained in such Confirmation, absent manifest error. The parties agree that any such exchange of telexes or facsimile transmissions shall constitute a Confirmation for all purposes hereunder. If Party A fails to send a confirmation within three (3) Business Days after the Transaction is entered into, a Confirmation may be forwarded by Party B to Party A. If Party A objects to any term(s) of such Confirmation, Party A shall notify Party B of such objections within two (2) Business Days of Party A’s receipt thereof, failing which Party A shall be deemed to have accepted the terms as sent. Failure by either Party to send or either Party to return an executed Confirmation or objections by either Party shall not invalidate the Transaction agreed to by the Parties.

(d)                                 Waiver of Right to Trial by Jury. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e)                                  Telephonic Recording.  Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their Affiliates in connection with this Agreement or any potential Transaction; (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of it and its Affiliates; and (iii) agrees, to the extent permitted by applicable law, that the recordings may be submitted in evidence in any Proceedings.

(f)                                   Relationship Between Parties. Section 3 of the Agreement is amended by adding the following as subsection (g):

“(g)                            Relationship Between Parties. Absent a written agreement to the contrary:

(i)                                     It is not relying on any advice (whether written or oral) of the other party regarding any Transaction, other than the representations expressly made by that other party in this Agreement and in the Confirmation in respect of that Transaction;

(ii)                                  In respect of each Transaction under this Agreement,

(l)                                     it has the capacity to evaluate (internally or through independent professional advice) that Transaction and has made its own decision to enter into that Transaction;

(2)                                 it understands the terms, conditions and risks of that Transaction and is willing to accept those terms and conditions and to assume (financially and otherwise) those risks; and

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(3)                                 the other party (a) is not acting as a fiduciary or an investment, commodity or other advisor for it; (b) has not given to it (directly or indirectly through any other person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, financial, accounting or otherwise) of that Transaction or any documentation related thereto; and (c) has not committed to unwind that Transaction.”

(g)                                  Illegality.  The “Illegality” provisions Section 5(b)(i) shall be expanded to include the obligation of a party to comply with any directive, direction or similar order issued or given by any government agency or authority with competent jurisdiction (whether or not having the force of law) which prohibits its performance under this Agreement, and in that event such party will be the Affected Party for the purpose of that Section.

(h)                                 Set-off.  Section 6 is modified by adding the following Section 6(f) thereto:

“(f)                            Set-off.  Any amount (the “Early Termination Amount”) payable to one party (the Payee) by the other party (the Payer) under Section 6(e), in circumstances where (i) there is a Defaulting Party (ii) a Termination Event under Section 5(b)(iv) has occurred and there is one Affected Party, or (iii) a Termination Event under 5(b)(v) has occurred to the extent that all Transactions are Affected Transactions, may, upon the designation of an Early Termination Date, at the option of the Non-defaulting Party or the party that is not the Affected Party (the “Non-affected Party”) as the case may be (and without prior notice to the Defaulting Party or the Affected Party), be reduced by its set-off against any amounts (the “Other Agreement Amount”) payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer or instrument(s) or undertaking(s) issued or executed by the Payee to, or in favor of, the Payer (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off). The Non-defaulting Party or Non-affected Party, as applicable, will give notice as soon as reasonably practicable to the other party of any set-off effective under this Part 6(f).

For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by the Non-defaulting Party or Non-affected Party into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner, in good faith and with the consultation of the other party, to purchase the relevant amount of such currency.

Nothing in this Part 6(f) shall be effective to create a charge or other security interest.  This Part 6(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).”

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(i)                                     Limitation of Liability.  WITH RESPECT TO CLAIMS UNDER THIS AGREEMENT, NO PARTY SHALL BE REQUIRED TO PAY OR BE LIABLE FOR EXEMPLARY, PUNITIVE, INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES (WHETHER OR NOT ARISING FROM ITS NEGLIGENCE) TO ANY OTHER PARTY EXCEPT TO THE EXTENT THAT THE PAYMENTS REQUIRED TO BE MADE PURSUANT TO THIS AGREEMENT ARE DEEMED TO BE SUCH DAMAGES, NOTHING IN THIS PROVISION SHALL AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY TERM OR PROVISION IN SECTION 6(e) AND SECTION 11 OF THIS AGREEMENT, IF AND TO THE EXTENT ANY PAYMENT REQUIRED TO BE MADE PURSUANT TO THIS AGREEMENT IS DEEMED TO CONSTITUTE LIQUIDATED DAMAGES, THE PARTIES ACKNOWLEDGE AND AGREE THAT SUCH DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE AND THAT SUCH PAYMENT IS INTENDED TO BE REASONABLE APPROXIMATION OF THE AMOUNT OF SUCH DAMAGES AND NOT A PENALTY.

(j)                                    Facsimiles.  For purposes of this Agreement, any Credit Support Document or any Transaction, any execution counterparts delivered by facsimile transmission shall be effective as delivery of an original counterpart thereto and shall be deemed to be an original signature thereto. Section 12(s) (ii) is deleted in its entirety and replaced with “(iii) if sent by facsimile transmission, upon the sending party’s receipt of its facsimile machine’s confirmation of successful transmission.”

(k)                                 No Obligation.  Neither party to this Agreement shall be required to enter into any Transaction with the other.

(l)                                     ACH Authorization.  Party B hereby authorizes Party A to initiate debit and credit entries via ACH to and from the account specified in the Confirmation for each Transaction for all amounts owed or owing in connection with such Transaction.

(m)                             United States Foreign Account Tax Compliance Act. “Tax” as used in Part 2(a) of this Schedule (Payer Tax Representation) and “Indemnifiable Tax” as defined in Section 14 of this Agreement shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of this Agreement.

(n)                                 Accuracy of Specified Information. Section 3(c) of this Agreement is hereby amended by adding in the third line thereof after the word “respect” and before the period the words “or, in the case of audited or unaudited financial statements, a presentation of the financial condition of the relevant party in accordance with generally accepted accounting principles, consistently applied.”

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(o)                                 The definition of “Default Rate” in Section 14 of the Agreement is deleted in its entirety and replaced with “Default Rate” shall have the meaning set forth in the Credit Agreement.”

(p)                                 Confidentiality. Any information made available by one party or its Credit Support Provider to the other party or its Credit Support Provider (if any) with respect to this Agreement, all Transactions hereunder, and any agreement, negotiation or proposal with respect to any Transaction is confidential and shall not be discussed with or disclosed to any third party, except for such information (i) as may become generally available to the public other than as a result of a violation of this Agreement, (ii) as may be required or appropriate in response to any summons, subpoena, or otherwise in connection with any litigation or to comply with any applicable law, order, regulation, or ruling, (iii) as may be obtained from a non-confidential source that disclosed such information in a manner that did not violate its obligations to the other party or its Credit Support Provider (if any) in making such disclosure, or (iv) as may be furnished to a party’s employees, Affiliates, auditors, attorneys, accountants, advisors, or financial institutions who have a need to know such information and with which the party has a written agreement or which are otherwise required to keep the information that is disclosed in confidence.

(q)                                 Severability. In the event that any provision of this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, (i) the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision; and (ii) the parties shall promptly work together in good faith to reform this Agreement as necessary to give effect to the original intention of the parties.

(r)                                    Incorporation of Protocol Terms. The parties agree that the definitions and provisions contained in Section 6 and Annexes 1 through 16 of the 2002 Master Agreement Protocol published by the International Swaps and Derivatives Association, Inc. on July 15, 2003 (the “Protocols”) are incorporated herein by reference and apply to this Agreement. References in the Protocols to any “ISDA 2002 Master Agreement” and/or “2002 Master” will be deemed to be references to this Agreement. To the extent the Protocols modify provisions, terms or definitions used in this Agreement that are otherwise expressly modified herein by the parties, then the modifications of the parties set forth in this Agreement will prevail.

(s)                                   Additional Definitions. Section 14 of this Agreement is hereby amended by adding the following defined terms thereto in appropriate alphabetical order:

“Credit Agreement” means, once the same has been executed and delivered by all parties thereto, the approximately $55,760,000.00 construction, term, and revolving Credit Agreement contemplated by and among Party B and Overstock.com, Inc., as Borrowers, Party A as Administrative Bank, and the Lenders from time to time party thereto.

“Guarantor” has the meaning set forth in the Credit Agreement.

“Notional Amount” has the meaning set forth in the Confirmation for such Transaction.

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“Qualifying Swap Counterparty” means any financial institution that, as of the execution, novation or assignment of the relevant Transaction by or to such financial institution, is organized under the laws of the United States or has a branch or agency regulated under the laws of the United States that (or whose obligations under the relevant Transaction are unconditionally guaranteed by an entity that) has a combined capital and surplus of at least $1,000,000,000 and a stand-alone long-term senior unsecured non-credit enhanced indebtedness rating of at least “A-” by Standard & Poor’s and at least “A3” by Moody’s.

(t)                                    Optional Termination.  Party B may, on any Business Day (the “Optional Termination Date”), terminate and cash settle any Transaction hereunder in whole or in part, by providing prior written notice to Party A designating a day not earlier than the third Business Day following the day on which such notice is effective as the Optional Termination Date; provided that, Party B provides evidence to the reasonable satisfaction of Party A that Party B has (or will have on the Optional Termination Date) sufficient available funds to pay any amounts which may be payable by it to Party A in connection with such early termination of such Transaction, and no Event of Default or Potential Event of Default exists with respect to Party B.  The amount due with respect to any such termination shall be determined pursuant to Section 6 of this Agreement as if (a) the Optional Termination Date is the Early Termination Date; (b) Party B is the sole Affected Party (for all purposes other than the election to terminate), (c) such Transaction is the sole Affected Transaction, and (d) in the case of a partial termination, the Notional Amount of the Transaction was the portion of the Transaction subject to such optional termination. If a Transaction is to be terminated in part, the notice thereof provided by Party B shall specify the portion of the Notional Amount of such Transaction to be terminated, and the parties shall execute an amendment to the Confirmation for such Transaction to reflect the revised Notional Amount and amortization thereof. Notwithstanding the foregoing, the occurrence hereunder of a partial early termination under this Part 5(t) shall not constitute a Termination Event under this Agreement with respect to the non-terminated portion of the partially terminated Transactions and shall have no effect on the non-terminated portions of such partially terminated Transactions, which shall continue in full force and effect (with the appropriate reduction in its Notional Amount) without regard to any such partial early Termination.

(u)          Transfers by Party B.  Notwithstanding anything to the contrary in Section 7 of this Agreement, Party B may assign its rights hereunder as collateral security pursuant to the Financing Documents.

(v)          Novation in Lieu of Additional Termination Event. Capitalized terms used in this Part 5(v) and not otherwise defined in this Agreement have the respective meanings set forth in the 2004 Novation Definitions, as published by ISDA. If Party B desires to prepay all of the amounts owed to the Lenders in accordance with the Credit Agreement, then Party B may request that Party A novate the Transactions hereunder to a Qualifying Swap Counterparty in accordance with this Part 5(v) in lieu of designating an Additional Termination Event in accordance with subpart (ii) of Part 1(h) of this Schedule, and Party A shall reasonably and in good faith consider such request and not unreasonably withhold, condition or delay its approval of any such request.

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Part 6.          Additional Terms for FX Transactions and Currency Options

(a)                                 Incorporation of Definitions. The 1998 FX and Currency Option Definitions (the “Definitions”), published by the International Swaps and Derivatives Association, Inc., the Emerging Markets Traders Association and The Foreign Exchange Committee, are hereby incorporated by reference with respect to FX Transactions (as defined in the Definitions) and Currency Option Transactions (as defined in the Definitions), except as otherwise specifically provided in the relevant Confirmation. Terms defined in the Definitions shall have the same meanings in this Part 6.

(b)                                 Scope. Unless otherwise agreed in writing by the parties, each FX Transaction and Currency Option Transaction entered into between the parties before, on or after the date of this Agreement shall be a Transaction under this Agreement and shall be part of, subject to and governed by this Agreement. FX Transactions and Currency Option Transactions shall be part of, subject to and governed by this Agreement even if the Confirmation in respect thereof does not state that such FX Transaction or Currency Option Transaction is subject to or governed by this Agreement or does not otherwise reference this Agreement.

(c)                                  FX Transactions.

Netting of FX Transactions. Section 2(c) shall not apply to FX Transactions. Instead, the following provision will apply to FX Transactions:

If amounts in the same currency would be due by both parties in respect of the same Settlement Date (or other payment or delivery date) under one or more FX Transactions between the same pair of Offices of the parties (assuming satisfaction of each condition precedent), then the obligations of the parties for those amounts will be discharged automatically, and if one party’s obligation in that currency would have been greater, replaced by an obligation of that party to pay or deliver the amount of that difference to the other party on that Settlement Date or date.

(d)                                 Currency Option Transactions.

(i)                                     Currency Option Transaction Premiums. If any Premium of a Currency Option Transaction is not received on the Premium Payment Date, then the Seller may elect to either (A) accept late payment of that Premium, or (B) give written notice of that nonpayment and, if that payment is not received within three Local Business Days of that notice, either (1) treat the related Currency Option Transaction as void, or (2) treat that non-payment as an Event of Default under Section 5(a)(i) of this Agreement. If the Seller elects to act under clause (A) or (B)(1) of the preceding sentence, then the Buyer shall pay on demand all out-of-pocket costs and actual damages incurred by the Seller in connection with that unpaid or late Premium or void Currency Option Transaction, including, without limitation, interest on that Premium in the same currency as that Premium at the Default Rate and any other costs or expenses incurred by the Seller to compensate it for its loss of bargain, cost of funding or loss incurred as a result of

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terminating, liquidating, obtaining or re-establishing a delta hedge or other related trading position with respect to that Currency Option Transaction.

(ii) Netting of Currency Option Transactions. Section 2(c) of this Agreement shall not apply to Currency Option Transactions. Instead, the following provisions will apply to Currency Option Transactions:

(A) If Premiums in the same currency would be due by both parties in respect of the same Premium Payment Date under two or more Currency Option Transactions between the same pair of Offices of the parties (assuming satisfaction of each condition precedent), then the obligations of the parties for those Premiums will be discharged automatically, and if one party’s obligation in that currency would have been greater, replaced by an obligation of that party to pay or deliver the amount of that difference to the other party.

(B) If amounts in the same currency (other than Premiums) would be due by both parties in respect of the same Settlement Date (or other payment or delivery date) under two or more Currency Option Transactions between the same pair of Offices of the parties (assuming satisfaction of each condition precedent), then the obligations of the parties for those amounts will be discharged automatically, and if one party’s obligation in that currency would have been greater, replaced by an obligation of that party to pay or deliver the amount of that difference to the other party on that Settlement Date or date.

(C) For matching Currency Option Transactions, any unexercised Call or Put written by a party will automatically be terminated and discharged, in whole or in part, as applicable, against any unexercised Call or Put, respectively, written by the other party upon the payment in full of both Currency Option Transaction Premiums. Currency Option Transactions are “matching” only if both (i) are granted for the same Put Currency, Call Currency, Expiration Date, Expiration Time, and Strike Price, (ii) have the same exercise style (e.g., American, European or Asian), and (iii) are entered into by the same pair of Offices of the parties. For any partial termination and discharge (where the Currency Option Transactions are for different amounts of the Currency Pair), the remaining portion of the Currency Option Transaction shall continue to be a Currency Option Transaction under this Agreement.

(e)                                  Payments on Early Termination. For purposes of Section 6(e), if “Market Quotation” is specified in this Schedule as applying, it shall not apply in the case of FX Transactions and Currency Option Transactions, for which “Loss” shall apply instead.

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IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

Accepted and agreed:

U.S. BANK NATIONAL ASSOCIATION		O.COM LAND, LLC

By:	/s/ Jonathan M. York	By:	/s/ Carter Lee
Name:	Jonathan M. York	Name:	Carter Lee
Title:	Senior Vice President	Title:	Manager

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